INTERGLOBAL DISTRIBUTION AGREEMENT

[Ronco Corporation] (Company Registration Number [....] whose registered office is at 21344 Superior Street Chatsworth CA California 91311 (the 'Supplier')

Interglobal International Limited (Company Registration Number 4094254) whose registered office is at Century House, 19 High Street, Marlow, Buckinghamshire, SL7 1AU. ('Interglobal')

1. APPOINTMENT OF INTERGLOBAL AS DISTRIBUTOR

1.1 The Supplier agrees to appoint Interglobal as its distributor in the Territory as set out in the Schedule (on an exclusive basis) for the purpose of selling the products set out in the Schedule ("the Products") via the channels set out in the Schedule ("the Channels"), and Interglobal agrees to act in that capacity, subject to the terms and conditions of this Agreement.

1.2 Interglobal shall be entitled to appoint sub-distributors in the Territory and Interglobal is authorised by the Supplier to grant rights on the same terms as set out herein to the Products to each sub-distributor within the Territory.

2. INTERGLOBAL SERVICES

Interglobal shall provide global marketing and administration services ("the Services") in consideration of the Service Fee set out in the Schedule.

3. EXCLUSIVITY

3.1 The Supplier shall not for the term of this Agreement appoint any other entity as a distributor or agent (other than Mitsui) for the Products for supply via the Channels in the Territory; or supply to any other entity in the Territory any of the Products, for supply via the Channels or where it reasonably suspects that supply will be via the Channels. For the purposes of this clause 3.1, "Products" includes any product which may reasonably be confused with the Products.

3.2 Interglobal and its sub-distributors shall be entitled to describe themselves as the Supplier's 'Authorised Distributor' in the Territory for the Products, but shall not hold themselves out as the Supplier's agent for sales of the Products or as being entitled to bind the Supplier in any way.

4. PRODUCT ORDERS AND PRICES

4.1 Interglobal shall place orders for Products in accordance with this Clause 4 with the Supplier from time to time and the Supplier shall subject to clause 4.5 accept such orders. The price for the Products shall be as set out in part two of the Schedule. Nothing in this Agreement shall prevent Interglobal from seeking to

negotiate better prices with the Supplier from time to time based on volume of Products purchased (or otherwise).

4.2 The Supplier agrees to pay Interglobal a service fee of [5%]% of sales of the Product attributable to Interglobal and its sub-distributors, such service fee to be payable no later than 30 days after the last day of each month in which payment in respect of such sales is received by the Supplier from Interglobal. Such fee is in consideration of Interglobal's global sales and product management services and is as set out in the Schedule. Wholesale pricing, it is agreed that IG will be restricted to add no more than 10% on Ronco pricing.

4.3 All orders for the Products shall be in writing.

4.4 These terms and conditions shall (where there is conflict) supersede any terms and conditions placed on any order forms used by the Supplier (or otherwise sought to be imposed by the Supplier) unless otherwise explicitly authorised in writing by Interglobal.

4.5 All orders placed by Interglobal shall be subject to acceptance by the Supplier. The Supplier agrees to consider in good faith and to confirm acceptance in writing as quickly as reasonably possible (and in default of rejection of an order within 10 days such order shall be deemed to have been accepted) and, where the Supplier declines to accept an order shall notify Interglobal as quickly as possible giving reasons for so declining the order.

4.6 The Supplier may amend the specifications of the Products from time to time provided that it gives Interglobal at least 90 days' notice of any material amendments and provided that such amendments are not materially detrimental to the Products.

4.7 The Supplier undertakes to continue to supply the Products for the term as set out in the Schedule provided that it may withdraw any Product on 90 days' notice where it replaces such Product with a better Product;

4.8 [Each order for the Products shall constitute a separate contract, and any default by either party in relation to any one order or group of orders shall not in itself entitle the other to treat this Agreement as terminated].

4.9 Upon receipt and confirmation of each order the Supplier shall confirm to Interglobal lead times (which shall in the absence of agreement between the Supplier and Interglobal be no more than 30 days) and the estimated delivery date for the consignment. On confirmation of the estimated delivery date the Supplier shall use all reasonable endeavours to meet the estimated delivery date.

4.10 Title of goods shall pass from the Supplier to Interglobal on payment. Time shall be of the essence for delivery. All orders placed under this Agreement shall be subject to acceptance by the Supplier provided that the Supplier agrees to consider in good faith and to confirm acceptance in writing as quickly as reasonably possible. The Supplier shall only be permitted to reject an order on reasonable grounds and shall notify Interglobal as quickly as possible giving reasons for so declining the order.

4.11 The Supplier agrees that in respect of Products that fail to comply with the warranty given in clause 10.1 or fail to comply with the matters set out in clause 4.12 below the Supplier shall immediately arrange (at the Supplier's cost) for the collection of either (at Interglobal's option) that portion of the shipment which fails to comply, or the whole affected shipment and shall, at Interglobal's option, immediately redeliver a compliant order, or refund the entire cost of the order (including any import duties, transport and insurance costs incurred by Interglobal or its sub-distributor).

4.12 Products that fail to comply with the order shall include:

4.12.1 short shipments;

4.12.2 products failing to match the description of those specified in the order;

4.12.3 products that fail to comply with the provisions of clause 5.4;

4.12.4 Un-saleable product (i.e. incorrect markings, plug, size etc).

4.13 All Products to be supplied by the Supplier pursuant to this Agreement shall be sold on an [FOB] basis from the port specified in the Schedule unless agreed otherwise and/or on landed basis at suppliers' discretion.

4.14 Where the Supplier agrees to arrange for transport and insurance for Interglobal, Interglobal shall reimburse to the Supplier all reasonable costs thereof and all the applicable provisions of this Agreement shall apply with respect to the payment of such costs as they apply to payment of the price of the Products.

4.15 The Supplier consult with Interglobal prior to increasing its prices for the Products and in any event shall give Interglobal not less than 90 days' notice in writing of any alteration in list prices, and the prices as so altered shall apply to all Products delivered on and after the applicable date of the increase. Any increase in prices shall be made and justified solely on the basis of increased manufacturing, raw material, labour, transport or other direct costs.

4.16 All prices for the Products are exclusive of any applicable value added tax, for which Interglobal shall be additionally liable.

4.17 All payments shall be made by Interglobal in US Dollars or such other currency as Interglobal and the Supplier shall mutually agree.

4.18 Save where Interglobal and the Supplier shall agree otherwise in writing, Interglobal shall pay the Supplier by bank draft, international money order, wire, telegraphic transfer or letter of credit (which may at Interglobal's option be conditional upon the presentation of appropriate shipping documentation), 30 days after [delivery/delivery of LC] (as set out in clause 4.13) of the Products.

4.19 Where the Supplier sells Products directly to companies introduced by Interglobal, the Supplier agrees to pay a finder's fee of 2.5% of such sales to Interglobal, provided that the Supplier has not prior to the date of this Agreement engaged in or conducted material business with such companies as the Supplier shall evidence to the reasonable satisfaction of Interglobal.

5. SPARE PARTS

The Supplier agrees to the following in respect of defective Products (which remedies are not exclusive and are in addition to any other remedies available at law or otherwise by virtue of this Agreement):

5.1 Where Products are defective and Interglobal and/or its sub-distributor is able to remedy such defect at a cost of less than 10% of the Price of each affected unit Interglobal and/or its sub-distributor shall be permitted without the consent of the Supplier to undertake such remedy itself and charge the Supplier the cost of so doing PROVIDED THAT it promptly gives the Supplier full details of the defect and the remedy and gives the Supplier a reasonable opportunity to remedy such defects itself in respect of future shipments.

5.2 The Supplier agrees at Interglobal's option to make spare parts available free of charge for up to 3% of defective Products in a shipment;

5.3 If more than 3% of Products in a shipment are defective, the Supplier shall promptly on request by Interglobal replace every defective unit with a complete compliant unit and the Supplier will pay the freight and other associated costs;

5.4 If more than 5% of Products in a shipment are defective, the Supplier will immediately supply a complete replacement shipment, take delivery of the defective shipment and the Supplier shall pay the freight and all associated costs.

6. CONFIDENTIALITY

6.1 For the purposes of this Clause 6, "the Project" is the appointment of Interglobal as the Supplier's distributor hereunder.

6.2 In consideration of Interglobal agreeing to give the Supplier information relating to its business the Supplier acknowledges that all information which Interglobal gives the Supplier or which the Supplier obtains relating to the Project is confidential and shall not be disclosed to any person except to those specifically authorised by Interglobal or as is required by law and shall not be used other than to the extent reasonably necessary for the Supplier to carry out its obligations under this Agreement.

6.3 Interglobal and the Supplier each acknowledge that any information either receives about the other's business practices, products, business model, accounts, staff, contacts and plans is confidential and shall not be disclosed to any person except where specifically authorised by that other or as is required by law.

6.4 For the purposes of Clauses 6.2 and 6.3 above, if confidential information reaches the public domain (unless it reached the public domain through a breach of this Agreement) or it can reasonably be demonstrated to be in the lawful unrestricted possession of the recipient it is no longer to be treated as confidential.

6.5 The obligations shall subsist for a period of 6 years from the date of this Agreement or for the life of this Agreement whichever is the longer.

7. MARKETING OF THE PRODUCTS

7.1 Interglobal shall use all reasonable commercial endeavours to promote the sale of the Products through its sub-distributors via the Channels throughout the Territory and, subject to compliance by the Supplier of its obligations under this Agreement, to satisfy market demand therefor.

7.2 Interglobal shall (through its sub-distributors) be entitled, subject as provided in this Agreement, to promote and market the Products in the Territory via the Channels. The Supplier and Interglobal shall co-operate to procure that in any Territory where the Supplier has a subsidiary company the sub-distributor and the Supplier subsidiary co-operate in the marketing of the Products and exchange all information that is reasonably necessary to facilitate the carrying-out of this Agreement.

7.3 In connection with the promotion and marketing of the Products Interglobal shall from time to time consult with the Supplier for the purpose of assessing the state of the market in the Territory.

7.4 Unless set out otherwise in the Schedule, the Supplier agrees to provide such documentary evidence as Interglobal shall reasonably require that Products meet the appropriate regulatory standards in force from time to time in all parts of the Territory. Interglobal agrees to provide Consulting and direct assistance to supplier with regards to all aspects of distributors/suppliers required compliance in the international territories listed herein.

8. SUPPORT

The Supplier shall from time to time provide Interglobal with such samples, Infomercial master tapes (in such format as Interglobal shall reasonably request), catalogues, brochures and up to date information concerning the Products as the Supplier may consider appropriate or as Interglobal may reasonably require in order to assist Interglobal with the sale of the Products in the Territory via the Channels, and the Supplier shall endeavour to answer as soon as practicable any technical enquiries concerning the Products which are made by Interglobal, its distributors or its customers.

9. INTELLECTUAL PROPERTY

9.1 In this clause 9 and clause 10 below, "intellectual property rights" means all rights in the nature of patent, design right (whether registered or unregistered), trade marks (whether registered or unregistered), copyright and all other rights of a similar nature subsisting anywhere in the world, and "Intellectual Property" means intellectual property rights in the Products and associated marketing materials in the Territory as set out in the Schedule.

9.2 The Supplier hereby grants a royalty-free licence to Interglobal and its sub-distributors for the Term of this Agreement, subject to a pre-approval review by supplier to use and have used the Intellectual Property in the Territory on or in relation to the Products for the purposes only of exercising its rights and performing its obligations under this Agreement and, to the extent that the appointment is exclusive as set out in clause 3 above, the Supplier shall not so

authorise any other entity within the Territory and such licence shall be deemed to be exclusive.

9.3 The Supplier agrees to maintain and defend all Intellectual Property on behalf of Interglobal and its customers and indemnify Interglobal and its customers against any damages, losses, costs, claims or expenses arising from (i) any failure on the Supplier's part to defend or assert such rights or (ii) any adverse or potential adverse claims not disclosed.

9.4 The Supplier hereby warrants that it has and will continue to have for the term of this Agreement all necessary intellectual property rights and other rights and licences necessary to enter into this Agreement and to enable Interglobal to import into and supply and market in the Territory the Products and that such intellectual property rights are disclosed in part three of the Schedule and the Supplier shall indemnify Interglobal, its sub-distributors and its customers fully and effectively in respect of any damages, costs claims or expenses arising in respect of any breach of such warranty.

9.5 Except as provided in clause 9.2 Interglobal shall have no rights in respect of any trade names or Trade Marks used by the Supplier in relation to the Products or of the goodwill associated therewith, and Interglobal hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in the Supplier.

9.6 Interglobal shall, at the expense of the Supplier, take all such steps as the Supplier may reasonably require to assist the Supplier in obtaining IP protection, maintaining the validity and enforceability of the Intellectual Property of the Supplier during the term of this Agreement (provided that this shall cause Interglobal no more than nominal internal expense and no out-of-pocket expenses whatever).

9.7 Interglobal shall at the request of the Supplier execute such registered user agreements or licences in respect of the use of the Intellectual Property in the Territory as the Supplier may reasonably require, provided that the Schedule thereof shall not be more onerous or restrictive than the provisions of this Agreement.

9.8 Interglobal shall promptly and fully notify the Supplier of any actual, threatened or suspected infringement in the Territory of any Intellectual Property of the Supplier which comes to Interglobal's notice, and of any claim by any third party so coming to its notice that the importation of the Products into the Territory, or their sale therein, infringes any rights of any other person, and Interglobal shall at the request and expense of the Supplier do all such things as may be reasonably required to assist the Supplier in taking or resisting any proceedings in relation to any such infringement or claim.

10. WARRANTIES AND LIABILITY

10.1 Subject as herein provided the Supplier warrants to Interglobal (for the benefit of Interglobal, its customers and end-users):

10.1.1 that all Products supplied hereunder will be of satisfactory quality and will comply with any specification agreed for them;

10.1.2 that the Intellectual Property of which details are given in part three of the Schedule are registered or in the name of the Supplier or otherwise owned by it and that and it is able to grant the licences it purports to grant hereunder and that it has disclosed to Interglobal all trade marks and trade names used by the Supplier in relation to the Products at the date of this Agreement;

10.1.3 that all marketing materials supplied by the Supplier in relation to the Products are not untrue or misleading and that all representations contained therein or otherwise made by the Supplier in relation to the Products are and shall remain true and not misleading and that they are not blasphemous, obscene, defamatory or otherwise unlawful;

10.1.4 that there are no third party rights in the Territory which would or might render the sale of the Products, or the use of any of the Trade Marks (or any other Intellectual Property) on or in relation to the Products, or the use of any marketing materials (including but not limited to the airing of any commercials) unlawful; and

10.1.5 that the Supplier has full power and authority to enter into this Agreement and that this Agreement is fully enforceable against the Supplier in accordance with its terms;

10.1.6 in the terms of any additional warranties set out in part one of the Schedule.

10.2 The Supplier shall indemnify Interglobal, its sub-distributors and end-users by reason of any representation or implied warranty, condition or other term or any duty at common law, or under the express terms of this Agreement, against any breach by the Supplier of any warranty set out in clause 10.1 above and in respect of any claim that the Products are not fit for their purpose and for any personal injury caused by the Products for any consequential loss or damage (whether for loss of profit or otherwise and whether occasioned by the negligence of the Supplier or its employees or agents or otherwise) arising out of or in connection with any act or omission of the Supplier relating to the manufacture or supply of the Products, their resale by Interglobal or their use by any customer and for any Product Liability Claim or for any claim by any third party that the Trade Marks or other Intellectual Property are being infringed by Interglobal. The Supplier shall maintain at a reasonable level and provide copies of its product liability insurance in respect of the above indemnity on an annual basis or as otherwise reasonably requested from Interglobal from time to time.

10.3 In this Clause 10 "Product Liability Claim" means any claim that the Products are not fit for the purpose intended or arising from a failure of any Product to be a safe product (as defined in the UK, in the General Product Safety Regulations 1994) or a claim under the UK Consumer Protection Act 1987 or a claim for personal injury (whether in contract or tort) arising from the use of any Product, including in each case any consequential losses arising from such claim or any similar claim in any jurisdiction.

10.4 Subject to Clause 10.5, Interglobal expressly warrants that it will carry out the Services, and that they will be carried out with reasonable skill and care

10.5 Except as expressly stated in this Agreement, Interglobal shall have no liability to the Supplier for any loss or damage whatsoever arising out of or in connection with the Services or any other obligation of Interglobal under this Agreement or the supply of Products or services hereunder whether arising in contract, tort (including negligence and breach of statutory duty) or otherwise. Subject to Clause 10.5 Interglobal's total aggregate liability to the Supplier in connection with this Agreement in any one calendar year shall not exceed the amount received by Interglobal (excluding VAT) from the Supplier under clause 4.2 of this Agreement in such calendar year.

10.6 Save as set out in clause 10.2 above or in relation to any indemnity given hereunder, neither Party shall, in any event, be liable or responsible to the other for any indirect, incidental, special or consequential loss, damage, cost or expense of any kind whatsoever and howsoever caused whether arising under contract, tort (including negligence and breach of statutory duty) or otherwise, including without limitation, loss of documentation, loss or corruption of data, loss of profits or of contracts, remedial costs, loss of operation or staff time and loss of goodwill or anticipated savings, even if it has been advised of the possibility.

10.7 The express warranties given in this Agreement are in lieu of all warranties, conditions, terms, representations, undertakings and obligations (express or implied) imposed by statute, common law or otherwise all of which are hereby excluded to the maximum extent permitted by law.

10.8 The exclusions and limitations set out in Clauses 10.5, 10.6 and 10.7 shall apply to the fullest extent permissible at law but neither Party excludes or limits liability for death or personal injury caused by its negligence or that of its employees or agents and for which it is responsible, or for fraud or wilful deceit

10.9 The Parties hereto acknowledge that the exclusions set out above are fair and reasonable in all the circumstances and that the Supplier and Interglobal have had the opportunity to negotiate the terms of this agreement, and in particular the terms contained in this Clause 10.

11. QUALITY CONTROL

11.1 The Supplier warrants that all quality control documentation and standards disclosed under the Schedule in relation to the Products are and will continue to be for the term of this agreement fully adhered to and undertakes to disclose to Interglobal any current or potential quality control issues.

11.2 The Supplier agrees to indemnify Interglobal, its sub-distributors and end users against any breach of its warranty set out in Clause 11.1 above.

11.3 The Supplier agrees to provide to Interglobal, any sub-distributor or its agents upon request from time to time details of the location of and unhindered access to any factory or other location where the Products are or have been manufactured, assembled, stored or packaged for quality control purposes.

12. FORCE MAJEURE

12.1 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

12.2 Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

12.3 If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

12.4 **'FORCE MAJEURE'** means, in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any war, fire, flood, accident, act of God, strikes or other disputes with labour, embargo, shortage of or inability to obtain equipment, manpower, raw materials, fuel or transportation facilities, appropriation of plant or Product by governmental authority, restriction or apportionment by Government regulation or by any other means or causes, whether of a like or different nature, beyond the reasonable control of such party)

13. DURATION AND TERMINATION

13.1 This Agreement shall last for the period set out in part one of the Schedule.

13.2 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

13.2.1 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;

13.2.2 that other party makes any voluntary arrangement with its creditors or becomes subject to an administration order;

13.2.3 that other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

13.2.4 anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other party; or

13.2.5 that other party ceases, or threatens to cease, to carry on business.

13.3 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.

13.4 The rights to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

14. CONSEQUENCES OF TERMINATION

14.1 Upon the termination of this Agreement for any reason:

14.1.1 the Supplier shall at Interglobal's option:

14.1.1.1 repurchase from Interglobal all or part of any stocks of the Products then held by Interglobal at their Invoice Value provided that the Supplier shall be responsible for arranging and for the cost of, transport and insurance; or

14.1.1.2 permit Interglobal and its sub-distributors to continue to use any marketing materials for such period as any such stock shall remain unsold.

14.1.2 Subject to clause 14.1.1.2, Interglobal shall at its own expense within 30 days send to the Supplier or otherwise dispose of in accordance with the directions of the Supplier all promotional samples of the Products and any advertising, promotional or sales material relating to the Products then in the possession of Interglobal;

14.1.3 Outstanding unpaid invoices rendered by the Supplier in respect of the Products shall become immediately payable by Interglobal and invoices in respect of Products ordered prior to termination but for which an invoice has not been submitted shall be payable immediately upon delivery of the Products, subject to credit for (1) returns lawfully made by Interglobal pursuant to its agreement and (2) any orders cancelled pursuant to clause 14.1.5.

14.1.4 Subject to clause 14.1.1.2, Interglobal shall cease to promote, market or advertise the Products or to make any use of the Trade Marks.

14.1.5 The Supplier shall be permitted to cancel any orders for Products which have yet to be delivered to Interglobal and to the extent that orders of such Products have not been placed with Interglobal by any of Interglobal's sub-distributors, in which case the Supplier shall be required to account to Interglobal for such cancelled orders.

14.1.6 Subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement and for the avoidance of doubt Interglobal shall have no liability to the Supplier for any lost profits on sales where the Performance Criteria have not been met, nor shall Interglobal be required to purchase any products to meet any shortfall.

14.1.7 The provisions of clauses [] shall remain in full force and effect.

15. ASSIGNMENT

Neither Interglobal nor the Supplier may assign this Agreement and the rights and obligations hereunder save as set out herein except as the parties may agree in writing, such agreement not to be unreasonably withheld.

16. RELATIONSHIP

At all times during this agreement the parties are independent contractors and neither shall be considered as a partner, joint venture, agent or employee of the other.

17. ENTIRE AGREEMENT

17.1 This Agreement together with the Schedule and documents referred to therein contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

17.2 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

17.3 If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the other provision thereof and the remainder of the affected provision.

18. ARBITRATION

18.1 Any dispute arising out of or in connection with this Agreement shall be referred to the arbitration in London of a single arbitrator appointed by agreement between the parties or, in default of agreement, nominated on the application of either party by the President for the time being of The Law Society.

19. NOTICES AND SERVICE

19.1 Any notice or other information required or authorised by this Agreement to be given by either party to the other may be given by hand or sent (by first class pre-paid post, fax, email or comparable means of communication) to the other party at the address referred to at the beginning of the Schedule.

19.2 Any notice or other information given by post pursuant to clause 19.1 above which is not returned to the sender as undelivered shall be deemed to have been given on the third day after the envelope containing the same was so posted; and proof that the envelope containing any such notice or information was properly addressed, pre-paid, registered and posted, and that it has not been so returned

to the sender, shall be sufficient evidence that such notice or information has been duly given.

19.3 Any notice or other information sent by fax, email or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that (1) a non delivery or transmission error notice has not been received by the sender, and (2) a confirming copy thereof is sent by first class pre-paid post to the other party at the address referred to in clause 19.1 above within 24 hours after transmission.

19.4 Service of any legal proceedings concerning or arising out of this Agreement shall be effected by causing the same to be delivered to the Company Secretary of the party to be served at its principal place of business (in the case of the Supplier) or its registered office (in the case of Interglobal), or to such other address as may from time to time be notified in writing by the party concerned.

20. STATUTORY PROVISIONS

Any reference to a statutory provision shall include that provision as from time to time modified or re-enacted provided that in the case of modifications or re-enactments made after the date of this Agreement the same shall not have effected a substantive change to that provision.

21. SINGULAR AND PLURAL AND GENDER

The singular includes the plural and vice versa and any gender includes any other gender.

22. HEADINGS

The headings of this Agreement are for ease of reference only and shall not be taken into account in the construction or interpretation of any provision to which they refer.

23. GOOD FAITH

The Parties agree to deal with each other under this Agreement and in all respects in good faith.

24. VARIATION

24.1 This Agreement may be modified or amended from time to time by the mutual agreement of the Parties provided however that no such modification or amendment shall be effective until reduced to writing signed by the Parties

25. CUMULATIVE REMEDIES

25.1 Except in relation to termination under clause **Error! Reference source not found.**, the provisions of this Agreement, and the rights and remedies of the Parties

under it are cumulative and are without prejudice and in addition to any rights or remedies a Party may have in law or in equity.

25.2 No exercise by a Party of any one right or remedy under this Agreement, or at law or in equity, shall (save to the extent, if any, provided expressly in this Agreement, or at law or in equity) operate so as to hinder or prevent the exercise by it of any other such right or remedy.

26. PUBLICITY

No announcement concerning the transactions contemplated by this Agreement or any matter ancillary thereto shall be made by any Party without prior approval of the others such approval not to be unreasonably withheld.

27. SEVERABILITY

If any provision of this Agreement is found by a court or other competent authority to be void or unenforceable

27.1 that provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect; and

27.2 the Parties shall negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for that provision.

28. RIGHTS OF THIRD PARTIES

This Agreement is not (save as set out herein) intended to convey a benefit on any person not a party to it and accordingly the provisions of the Contracts (Rights of Third Parties) Act 1999 are excluded PROVIDED THAT the Supplier agrees to extend directly to all customers of Interglobal and their end users the benefit of all indemnities and warranties given herein (such that any variation or rescission of this Agreement may be made without reference to such customers or end-users).

29. COUNTERPARTS

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

30. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by the laws of California and the Parties agree to submit to the jurisdiction of the State of California.

The above is agreed to and accepted by:

Signed By ....
on behalf of Ronco

Date 1/4/06

Signed By K. Braun
on behalf of Interglobal

Date 1/8/06

SCHEDULE

Part One

Exclusivity
The appointment of Interglobal as the Supplier's distributor in the Territory is on a exclusive basis.

Term
This Agreement shall have a term of one year from the date hereof extendable at the option of either party for a further year.

Additional Warranties
[Details of any additional warranties]

Territory
Europe
Austria, Belgium, Cypress, Denmark,[Eastern Europe] ,Finland , France, Germany , Greece, Ireland , Israel, Italy, Holland ,Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland, Russia and the United Kingdom.

North America
Canada [joint venture?]

Africa
South Africa,

The Middle East
Egypt, Iraq, Jordan ,Kuwait, Dubai, Saudi Arabia, UAE, Qatar, Oman, Bahrain, Lebanon, Palestine, Algeria, Morocco & Mauritania.

Latin America
Argentina, Aruba, Brazil, Bolivia, Costa Rica, Chile, Columbia, Dominican Republic, Ecador, El Salvador, Guatemala, Honduras, Nicaragua, Panama, Suriname Puerto Rico , Panama [Central America to be clarified] Mexico, Paraguay, Peru, Uruguay and Venezuela

Asia
Australia, China, Hong Kong, Indonesia, Japan, New Zealand, Philippines , Singapore, South Korea, Sri Lanka, Taiwan, Thailand, Malaysia

Channels
[All channels]

Part Two

Product Details

Product Name: 3000T SHOWTIME ROTISSERIE

Product Description:

FOB Point:

Rights Availability:

Territory (please list)	Distribution Channel (DRTV / Retail / Internet / Catalogue / Home Shopping	Exclusivity (Exclusive / Non Exclusive)

Pricing / Configuration:

Packaging Type	Configuration	Interglobal Purchase Price
Mail Order		
Retail		
Retail in M/O Outer		

Part Two

Product Details

Product Name: 3000T SHOWTIME ROTISSERIE UPSELLS

Product Description:

FOB Point:

Rights Availability:

Territory (please list)	Distribution Channel (DRTV / Retail / Internet / Catalogue / Home Shopping	Exclusivity (Exclusive / Non Exclusive)

Pricing / Configuration:

Packaging Type	Configuration	Interglobal Purchase Price
Mail Order		
Retail		
Retail in M/O Outer		

Part Two

Product Details

Product Name: 4000T SHOWTIME ROTISSERIE

Product Description:

FOB Point:

Rights Availability:

Territory (please list)	Distribution Channel (DRTV / Retail / Internet / Catalogue / Home Shopping	Exclusivity (Exclusive / Non Exclusive)

Pricing / Configuration:

Packaging Type	Configuration	Interglobal Purchase Price
Mail Order		
Retail		
Retail in M/O Outer		

Part Two

Product Details

Product Name: 4000T SHOWTIME ROTISSERIE UPSELLS

Product Description:

FOB Point:

Rights Availability:

Territory (please list)	Distribution Channel (DRTV / Retail / Internet / Catalogue / Home Shopping	Exclusivity (Exclusive / Non Exclusive)

Pricing / Configuration:

Packaging Type	Configuration	Interglobal Purchase Price
Mail Order		
Retail		
Retail in M/O Outer		

Part Two

Product Details

Product Name: SHOWTIME SIX STAR KNIVES

Product Description:

FOB Point:

Rights Availability:

Territory (please list)	Distribution Channel (DRTV / Retail / Internet / Catalogue / Home Shopping	Exclusivity (Exclusive / Non Exclusive)

Pricing / Configuration:

Packaging Type	Configuration	Interglobal Purchase Price
Mail Order		
Retail		
Retail in M/O Outer		

Part Two

Product Details

Product Name: SHOWTIME SIX STAR KNIVES UPSELLS

Product Description:

FOB Point:

Rights Availability:

Territory (please list)	Distribution Channel (DRTV / Retail / Internet / Catalogue / Home Shopping	Exclusivity (Exclusive / Non Exclusive)

Pricing / Configuration:

Packaging Type	Configuration	Interglobal Purchase Price
Mail Order		
Retail		
Retail in M/O Outer		

Part Three

Intellectual Property and Quality Control

[Details of Intellectual Property Rights Associated with the Product]

	Country where registered or filed	Application Number / Filing Date	Registration Number	Renewal Date
Registered Designs and Design Patents				
Trademarks				
Patents (including Utility Patents and Utility Models)				
Copyrights (Show)				

Are there any 3rd party challenges to Intellectual Property?

[Details of any adverse or potentially adverse claims relating to intellectual property]

What Quality Assurance standards do you practise?
- detail